Exhibit 8.2

Tax Opinion

Date:	May 19, 2023
To:	Doreen Wicklein, Jurgen Kesper Fresenius Medical Care AG & Co. KGaA
From:	Paul Depasquale Baker & McKenzie LLP
Re:	Registration Statement - US Tax Opinion

Dear Ms. Wicklein,

Dear Mr. Kesper,

Please find hereafter the United States tax opinion regarding the contemplated conversion of Fresenius Medical Care AG & Co. KGaA into the legal form of a German stock corporation (Aktiengesellschaft) as contained in the registration statement on Form F-4 filed by the Company with the U.S. Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended.

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Pursuant to requirements relating to practice before the Internal Revenue Service, any tax advice in this communication (including any attachments) is not intended to be used, and cannot be used, for the purpose of (i) avoiding penalties imposed under the United States Internal Revenue Code, or (ii) promoting, marketing or recommending to another person any tax-related matter.

Baker & McKenzie LLP is a member of Baker & McKenzie International.

Baker & McKenzie LLP 452 Fifth Avenue New York, NY 10018 United States Tel: +1 212 626 4100 Fax: +1 212 310 1600 www.bakermckenzie.com

Ladies and Gentlemen,

We are United States tax counsel to Fresenius Medical Care AG & Co. KGaA (the "Company") in connection with the preparation of the registration statement on Form F-4 (the "Registration Statement") filed by the Company with the U.S. Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the contemplated conversion of the Company into the legal form of a German stock corporation (Aktiengesellschaft) (the "Conversion"). Capitalized terms not otherwise defined herein shall have the same meanings attributed to such terms in the Registration Statement.

In rendering this opinion, we have reviewed and relied upon, with your consent, (i) the prospectus (the "Prospectus") included in the Registration Statement, and (ii) a copy of the English translation of the draft, submitted to us as of the date hereof, of the Conversion Report of Fresenius Medical Care Management AG on the change of legal form of Fresenius Medical Care AG & Co. KGaA into the legal form of a stock corporation (Aktiengesellschaft) with the legal name Fresenius Medical Care AG (the "Conversion Report"). In addition, we have assumed (i) that the Conversion will be consummated as described in the Prospectus and the Conversion Report; (ii) that the representations made to us by the officers or employees of the Company (who we assume are authorized to make such representations) in their letter to us dated as of the date hereof and delivered to us for purposes of this opinion (such letter, the “Representation Letter”) are true, accurate, and complete in all material respects, and we assume such representations that are qualified as to the best of the Company's knowledge are true as though no such qualification was made; (iii) the genuineness of all signatures, the legal capacity of natural persons, and the authenticity, enforceability, binding effect, and due execution, as applicable, of the Registration Statement (together with the Prospectus), the Conversion Report, and the Representation Letter (all such documents, the “Submitted Documentation”) as submitted to us as of the date hereof; (iv) the accuracy in all material respects of the English version of the Conversion Report as a translation of the German language document which it represents, and that such report in its final form will not vary in any material respect from the draft submitted to us as of the date hereof; and (v) that all parties have the corporate power and authority to enter into and perform all obligations and responsibilities pursuant to the statements, obligations, certifications, and representations made in the Submitted Documentation. We also have assumed in rendering this opinion that the information presented below and in documents reviewed or otherwise furnished to us, in all material respects, accurately and completely describe all facts relevant to the transaction contemplated in this opinion. Any changes in, or variations from, such factual assumptions occurring could affect the conclusions expressed herein. We have not made an independent investigation of any such assumptions. Capitalized terms not defined herein shall have the meaning ascribed to them in the Prospectus.

Our opinion is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated thereunder, judicial decisions, published positions of the Internal Revenue Service (the "IRS"), and such other authorities as we have considered relevant, all as in effect on the date of this opinion and all of which are subject to change or differing interpretations, possibly with retroactive effect. A change in the authorities upon which our opinion is based could affect the conclusions expressed herein. Moreover, there can be no assurance that our opinion will be accepted by the IRS or, if challenged, by a court. No opinion is expressed as to any transactions other than the Conversion, or any matter other than those specifically covered by this opinion. In particular, this opinion is limited to the matters discussed in the section of the Registration Statement entitled "U.S. Federal Income Tax Considerations — U.S. Tax Consequences of the Conversion," and does not address (i) any matter arising in connection with Section 367 of the Code or (ii) any matter arising in connection with the "passive foreign investment company" rules of Sections 1291-1297 of the Code.

Baker & McKenzie LLP 452 Fifth Avenue New York, NY 10018 United States Tel: +1 212 626 4100 Fax: +1 212 310 1600 www.bakermckenzie.com

Based upon the foregoing, and subject to the assumptions, exceptions, limitations and qualifications set forth herein and in the Registration Statement, we are of the opinion that the Conversion will qualify as a "reorganization" within the meaning of Section 368(a)(1)(F) of the Code and we confirm that the statements set forth in the Registration Statement under the heading "U.S. Federal Income Tax Considerations — U.S. Tax Consequences of the Conversion," are our opinion, insofar as they address the material U.S. federal income tax considerations of the Conversion for U.S. holders of the Company's ADSs, and discuss matters of U.S. federal income tax law and regulations or legal conclusions with respect thereto.

Except as expressly set forth above, we express no other opinion. This opinion represents our best judgment regarding the application of U.S. federal income tax laws under the Code, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the IRS or the courts, and there is no assurance that the IRS will not successfully assert a contrary position. This opinion is being delivered prior to the consummation of the proposed transaction and therefore is prospective and dependent on future events. No assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, or future factual developments, would not adversely affect the accuracy of the conclusion stated herein. We undertake no responsibility to advise you of any new developments in the facts or in the application or interpretation of the federal income tax laws. Furthermore, in the event any one of the statements, covenants, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to the use of our name under the caption "U.S. Federal Income Tax Considerations" and "Legal Matters" in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act.

Very truly yours,

/s/ BAKER & MCKENZIE, LLP

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